--------------------------------------------------------------------------------

                                  Exhibit 2.3
                          Majority Shareholder Action
                                 March 23, 1999

--------------------------------------------------------------------------------

                         Reliant Interactive Media Corp.
                              A NEVADA CORPORATION

                           MAJORITY SHAREHOLDER ACTION

       THE MEETING WAS HELD on March 23, 1999, at 2:00 p.m., of the shareholder or shareholder representatives constituting an absolute majority of all shares issued and outstanding, and which would be entitled to vote at meeting of shareholders if called on notice to all shareholders. Present in person or by telecommunications were Shareholders listed and signing below. William Stocker, Special Securities Counsel acting as Secretary of the meeting and as Inspector of Elections, determined that total shares issued and outstanding and entitled to vote and that the ownership of shares represented at the Meeting, were as detailed in Tables A and B respectively. Facsimile signatures of voting shareholders are requested and will be accepted.


I. MANAGEMENT AND SHAREHOLDERS DISCUSSED: the Proposal for the Capitalization of the Company, following the move from Utah to Nevada.


II. THE FOLLOWING ACTION WAS RESOLVED AND TAKEN BY MAJORITY  SHAREHOLDER ACTION:
Accordingly, the foregoing Proposals 1-7 were declared duly adopted by Majority Shareholder Action, pursuant to the Nevada Business Corporation Law, Art. 78.320(2).

                                    TABLE A
                     QUORUM CALCULATIONS AND TALLY OF VOTES
==========================================================================================================================
QUORUM CALCULATIONS                                                                  SHARES                 %
==========================================================================================================================
Total # Shares Entitled to Vote
per shareholder list                                                                18,118,850           100.00
--------------------------------------------------------------------------------------------------------------------------
50% of All Shares Entitled to Vote                                                   9,059,425            50.00
--------------------------------------------------------------------------------------------------------------------------
Quorum required to conduct business = 50% + 1 share                                  9,059,426
--------------------------------------------------------------------------------------------------------------------------
Total Shares Present                                                                10,073,500            55.60
==========================================================================================================================
Share voting for the proposal to:                                                     % of present and voting
--------------------------------------------------------------------------------------------------------------------------
Proposal 1: Approve and empower the Board of Directors to                           10,073,500
effect a reverse split of the issuer's common stock, every five                                          100.00
shares to become one share.
--------------------------------------------------------------------------------------------------------------------------
Proposal 2: Approve an Agreement and Plan of Reorganization                         10,073,500
whereby the Company would acqurie TPH Marketing, Inc., in a                                              100.00
tax-free exchange, of the issuance of 1,500,000 [post-reverse]
shares of the Company's common stock.
--------------------------------------------------------------------------------------------------------------------------

Reliant Interactive Media Corp. (Nevada) MAJORITY SHAREHOLDER ACTION 3/23/99 Page 2

--------------------------------------------------------------------------------------------------------------------------
Proposal 3: Approve a Qualified Shareholder Option Plan for 24                      10,073,500
months for 500,000 [post-reverse] shares at $2.50 to $7.50 per                                           100.00
share, based on a formula and terms to be determined by the
Board of Directors, for key employees, consultants and other key people.
--------------------------------------------------------------------------------------------------------------------------
Proposal 4: Approve the Issuance [post-reverse] to each of the                      10,073,500
following, based upon 100,000 shares for each $10,000,000.00 in                                          100.00
gross  revenues,  received by the  Company and  determined  in  accordance  with
Regulation  SX  accounting  standards;  no more than 1/6 of the shares  shall be vested in any 6 month  period:  up to  1,000,000  shares for Mel  Arthur;  up to
3,000,000  shares  to  Kevin  Harrington;  and up to  2,000,000  shares  for Tim
Harrington.
--------------------------------------------------------------------------------------------------------------------------
Proposal 5: Approve issuance of the following stock [post-                          10,073,500
reverse] for services in connection with financing obtained for the                                      100.00
company within the the next 24 months, for each of the
following: Intrepid International S.A. and N&R Ltd. Group, Inc.
as follows:
      100,000 shares per $1,000,000.00 for up to $10,000,000.00
raised;
       50,000 shares per $1,000,000.00 for the next $20,000.00
raised;
       20,000 shares per $1,000,000.00 for over $30,000,000.00
raised.
The number of "dollars raised" shall be the gross dollars raised before payment of  commissions,  fees and other expenses  directly  connected to raising these funds.
--------------------------------------------------------------------------------------------------------------------------
Proposal 6: Approve the sale of corporate debentures for a total
issuance of not less than $6,000,000 in demnominations of $1,000                    10,073,500           100.00
and bearing interest at the market rate, of 8% or less, due in 5 years from issuance. Debentures shall be convertible to shares of common stock of the company at a conversion rate of $7.50 per share.
--------------------------------------------------------------------------------------------------------------------------
Proposal 7 Confirm, Elect and/or re-elect four directors, Kevin
Harrington, Tim Harrington, Mel Arthur, and Karl Rodriguez, to                      10,073,500           100.00
serve until the next meeting of shareholders.:
==========================================================================================================================


             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

Reliant Interactive Media Corp. (Nevada) MAJORITY SHAREHOLDER ACTION 3/23/99 Page 3

                                     TABLE B
                            SHARES PRESENT AND VOTING
===============================================================================================================
                    Shareholder/Representative                             # Shares               % of Total
---------------------------------------------------------------------------------------------------------------
                                                                             25,000                   0.14

                               /s/
          --------------------------------------------

                           Mel Arthur
---------------------------------------------------------------------------------------------------------------
                                                                            250,000                   1.38

                               /s/
          --------------------------------------------
                       Charles Harrington
---------------------------------------------------------------------------------------------------------------
                                                                          7,280,500                  40.18

                               /s/
          --------------------------------------------
                        Kevin Harrington
---------------------------------------------------------------------------------------------------------------
                                                                          1,500,000                   8.28

                               /s/
          --------------------------------------------
                         Tim Harrington
---------------------------------------------------------------------------------------------------------------
                                                                             10,000                   0.06

                               /s/
          --------------------------------------------
                         Merlin C. Mason
---------------------------------------------------------------------------------------------------------------
                                                                             10,000                   0.06

                               /s/
          --------------------------------------------
                           Naomi Mason
---------------------------------------------------------------------------------------------------------------
                                                                            380,000                   2.10

                               /s/
          --------------------------------------------
                           Rick Mason
---------------------------------------------------------------------------------------------------------------
                                                                            300,000                   1.66

                               /s/
          --------------------------------------------
                     N&R Limited Group, Inc.
---------------------------------------------------------------------------------------------------------------

Reliant Interactive Media Corp. (Nevada) MAJORITY SHAREHOLDER ACTION 3/23/99 Page 4

---------------------------------------------------------------------------------------------------------------
                                                                            318,000                   1.76

                               /s/
          --------------------------------------------
                         J. Dan Sifford
                   Intrepid International S.A
---------------------------------------------------------------------------------------------------------------
                TOTAL PRESENT AND VOTING IN FAVOR                        10,073,500                  55.60
---------------------------------------------------------------------------------------------------------------
                   TOTAL INDICATED ISSUED AND                            18,118,850                 100.00
                           OUTSTANDING
===============================================================================================================